EXHIBIT 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Basis of Presentation

Alpine 4 Holdings, Inc. (together with its subsidiaries, “Alpine4”), was incorporated under the laws of the State of Delaware on April 22, 2014 to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock, or other business combination with a domestic or foreign business. By 2022, Alpine4 owned 14 different subsidiaries operating in industries including construction services, manufacturing, defense, technologies and aerospace.  Included in Alpine4’s operating subsidiaries were (i) Vayu (US) Inc. (“Vayu”), a developer of high-performance vertical take-off and landing (“VTOL”) unmanned aerial vehicles (“UAVs”), (ii) Impossible Aerospace Corporation (“IAC”) a developer of UAVs prioritizing battery life over traditional propulsion systems, and (iii) Global Autonomous Corporation (“GAC” and, together with Vayu and IAC, the “Acquired Entities”), a developer of autonomous delivery solutions licensed to provide an Autonomous Mesh Fulfillment Network in Dubai.

On April 1, 2025, Alpine4 and the Acquired Entities entered into and closed two asset purchase agreements with BrooQLy Inc., a Nevada corporation (“BrooQLy”), pursuant to which BrooQLy agreed to acquire certain assets of the Acquired Entities, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to the business of the Acquired Entities (the “Asset Purchases”).

The following unaudited pro forma combined balance sheet and statements of income are presented to give effect to the Asset Purchases.

The pro forma information was prepared based on the historical financial statements and related notes of BrooQLy and the Acquired Entities, as adjusted for the pro forma impact of applying the acquisition method of accounting in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). The historical financial statements of the Acquired Entities is taken from the special purpose combined carve-out financial statements of the Acquired Entities for the periods presented.  The pro forma adjustments are based upon available information and assumptions that BrooQLy believes are reasonable. The allocation of the purchase price from the Asset Purchases reflected in these unaudited pro forma combined financial statements has been based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. The pro forma adjustments are therefore preliminary and have been prepared to illustrate the estimated effect of the Asset Purchases.

The unaudited pro forma combined balance sheet has been prepared to reflect the Asset Purchases as if they had occurred on March 31, 2025. The unaudited pro forma combined statements of income combine the results of operations of BrooQLy and the Acquired Entities for the three months ended March 31, 2025, as if the Asset Purchases had occurred on January 1, 2025 and for the fiscal year ended December 31, 2024, as if the Asset Purchases had occurred on January 1, 2024.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with BrooQLy treated as the acquiring entity. Accordingly, the aggregate value of the consideration paid by BrooQLy to complete the Asset Purchases was allocated to the assets acquired and liabilities assumed of the Acquired Entities based upon their estimated fair values on the closing date of the Asset Purchases. BrooQLy has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed from HCFM and the related allocations of purchase price, nor has BrooQLy identified all adjustments necessary to conform the Acquired Entities’ accounting policies to BrooQLy’s accounting policies. Accordingly, the pro forma purchase price adjustments presented herein are preliminary, and may not reflect any final purchase price adjustments made. BrooQLy estimated the fair value of the Acquired Entities’ assets and liabilities based on discussions with the Acquired Entities’ management, due diligence and preliminary work performed by third-party valuation specialists. As the final valuations are being performed, increases or decreases in the fair value of relevant balance sheet amounts will result in adjustments, which may result in material differences from the information presented herein.

BrooQLy Inc.

Unaudited Pro Forma Balance Sheet

As of March 31, 2025

		Acquired	Pro Forma		Pro Forma
	BrooQLy, Inc.	Entities	Adjustments		Consolidated
ASSETS
CURRENT ASSETS:
Cash	$14	$9,532	$		$9,546
Prepaid expenses	204				204
Receivable from convertible note	110,665				110,665
Total Current Assets	110,883	9,532			120,415

Property and equipment, net		74,435			74,435
Intangible assets and goodwill			14,911,152	(1)	14,911,152
Right of use lease asset		149,597	(101,225)	(2)	48,372

TOTAL ASSETS	$110,883	$233,564	$14,809,927		$15,154,374

LIABILITIES AND INVESTED EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$745	$1,025,304	$(637,706)	(3)	$388,343
Lease liability, current portion		115,008	(65,036)	(2)	49,972
Convertible notes payable	515,279		14,605,921	(4)	15,121,200
Total Current Liabilities	516,024	1,140,312	13,903,179		15,559,515

Lease liability, long term portion		24,106	(24,106)	(2)	---
Government notes payable, long term portion		65,000	(65,000)	(5)	---

TOTAL LIABILITIES	516,024	1,229,418	13,814,073		15,559,515

STOCKHOLDERS’ DEFICIT AND INVESTED EQUITY
Common stock, par value $0.0001	2,562				2,562
Additional paid in capital	2,086,345				2,086,345
Accumulated deficit	(2,494,048)				(2,494,048)
Invested equity		(995,854)	995,854	(6)	---
TOTAL STOCKHOLDERS’ DEFICIT AND INVESTED EQUITY	(405,141)	(995,854)	995,854		(405,141)

TOTAL LIABILITIES, STOCKHOLDERS’ DEFICIT AND INVESTED EQUITY	$110,883	$233,564	$14,809,927		$15,154,374

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BrooQLy Inc.

Unaudited Pro Forma Statement of Operations

For the Three Months Ended March 31, 2025

			Acquired	Pro Forma		Pro Forma
	BrooQLy, Inc.		Entities	Adjustments		Consolidated
Revenue
Product revenue	$		$	$		$ ---
Cost of goods sold						---

Gross profit						---

Operating Expenses and Costs
General and administrative expenses		328,317	201,733			530,050
Research and development expenses			197,730			197,730
Depreciation and amortization			19,468			19,468
Total Operating Expenses and Costs		328,317	418,931			747,248

Loss from operations		(328,317)	(418,931)			(747,248)

Other Expenses
Interest expense		(165,535)	(1,671)			(167,206)
Total other expenses		(165,535)	(1,671)			(167,206)

Loss before provision for income taxes		(493,852)	(420,602)			(914,454)

Provision for income taxes		---	---			---

Net loss		$(493,852)	$(420,602)	$		$(914,454)

Net Loss Per Common Stock - basic and fully diluted		$(0.02)				$(0.02)

Weighted-average number of shares of common stock outstanding - basic and fully diluted		25,615,000		15,374,654	(1)	40,989,654

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BrooQLy Inc.

Unaudited Pro Forma Statement of Operations

For the Year Ended December 31, 2024

		Combined	Pro Forma		Pro Forma
	BrooQLy, Inc.	Entities	Adjustments		Consolidated
Revenue
Product revenue	$266	$10,345	$		$10,611
Cost of goods sold		1,855			1,855

Gross profit	266	8,490			8,756

Operating Expenses and Costs
General and administrative expenses	339,247	1,312,920			1,652,166
Research and development expenses		902,285			902,285
Depreciation and amortization		95,549			95,549
Impairment of Intangible Asset	198,193				198,193
Total Operating Expenses and Costs	537,440	2,310,754			2,848,193

Loss from operations	(537,174)	(2,302,264)			(2,839,437)

Other Income (Expenses)
Other income	5,435				5,435
Interest expense	(153,700)	(2,438)			(156,138)
Loss on conversion of Shares	(426,000)
Loss on exercise of warrants	(60,000)
Total other expenses	(634,265)	(2,438)			(150,703)

Loss before provision for income taxes	(1,171,439)	(2,304,702)			(2,990,140)

Provision for income taxes	---	---			---

Net loss	$(1,171,439)	$(2,304,702)	$		$(2,990,140)

Net Loss Per Common Stock - basic and fully diluted	$(0.05)				$(0.07)

Weighted-average number of shares of common stock outstanding - basic and fully diluted	25,088,688		15,374,654	(1)	40,463,342

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BrooQLy Inc.

Notes to Unaudited Pro Forma Combined Financial Information

Note 1 – Purchase Price Consideration

On April 1, 2025, BrooQLy completed two separate asset purchase agreements to effectuate the Asset Purchases.

The Vayu APA

BrooQLy entered into an Asset Purchase Agreement with Vayu, IAC and Alpine4 (the “Vayu APA”) pursuant to which BrooQLy acquired certain assets of Vayu and IAC, comprising certain intellectual property, equipment, inventory, contracts, and goodwill related to their business (collectively, the “Vayu Assets”) and assumed certain specified liabilities of Vayu and IAC totaling $387,598 (the “Vayu Liabilities”).  The purchase price paid by the Company for the Vayu Assets included the assumption by the Company the Vayu Liabilities and the payment of $2,974,167 in the form of a Convertible Note (the “Vayu Note”).

Under the terms of the Vayu Note, when BrooQLy files an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note will convert automatically into shares of BrooQLy’s Class B Common Stock, at a conversion price of $0.95 per share.  The Vayu Note also provides that the shares of Class B Common Stock may be converted into shares of BrooQLy’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the Vayu Note, BrooQLy also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by BrooQLy.

The GAC APA

BrooQLy entered into an Asset Purchase Agreement with GAC and Alpine4 (the “GAC APA”) pursuant to which BrooQLy acquired certain assets of GAC, comprising certain software, contracts, and goodwill related to the business of GAC (collectively, the “GAC Assets”). The purchase price paid by the Company for the GAC Assets was $11,631,754 in the form of a Convertible Note (the “GAC Note”).

Under the terms of the GAC Note, when BrooQLy files an amendment to its Articles of Incorporation to create a Class B Common Stock, the Vayu Note will convert automatically into shares of BrooQLy’s Class B Common Stock, at a conversion price of $0.95 per share.  The GAC Note also provides that the shares of Class B Common Stock may be converted into shares of BrooQLy’s Common Stock at a 1:1 ratio, at a rate of 20% per year, beginning 12 months after issuance.  Pursuant to the GAC Note, BrooQLy also has the right to repurchase unconverted shares of Class B Common Stock at a price rising from 100% of the face value ($0.95 per share) to 140% of the face value over the five years following the issuance of the Class B Common Stock by BrooQLy.

The total purchase price consideration is comprised of the following:

Vayu Note	$2,974,167
GAC Note	11,631,754
Total consideration paid	$14,605,921

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Note 2 – Pro Forma Adjustments

Following is a description of the unaudited pro forma adjustments reflected in the unaudited pro forma combined financial statements.

Adjustments to the pro forma combined balance sheet

(1)	The pro forma adjustments to intangible assets and goodwill reflect the following:

Total consideration paid	$14,605,921

Less: tangible assets acquired
Cash	(9,532)
Property and equipment, net	(74,435)
ROU lease assets	(48,372)

Plus: liabilities assumed
Accounts payable	387,598
Lease liability	49,972
Excess consideration over assets acquired (liabilities assumed)	$14,911,152

The aggregate value of the consideration paid by BrooQLy to complete the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values on the closing date of the acquisition. BrooQLy has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and the related allocations of purchase price. Accordingly, the allocation is considered preliminary, and additional adjustments may be recorded during the measurement period, which is 12 months from the acquisition date, as more detailed information regarding the fair value of the assets and liabilities becomes available. The preliminary allocation may result in adjustments to the fair value of certain assets and liabilities, and the resulting adjustments may affect the future depreciation and amortization of those assets. The excess of consideration paid over assets acquired and liabilities assumes is presented as “Intangible assets and goodwill” on the accompanying unaudited pro forma balance sheet.

(2)

The pro forma adjustment to “Right of use lease asset” and “Lease liability” (current portion and long term portion) is to remove the balance of the right of use asset and lease liability related to the GAC lease that was not assumed by BrooQLy pursuant to the terms of the GAC APA.

(3)

The pro forma adjustment to “Accounts payable and accrued expenses” reflects the difference between the accounts payable and accrued expenses included in the Vayu Liabilities explicitly assumed by BrooQLy in the Asset Purchases and the total accounts payable and accrued expenses recorded by the Acquired Entities as of March 31, 2025 in their special purpose combined carve-out financial statements of the Acquired Entities.

Accounts payable assumed pursuant to Vayu APA	$387,598
Less: closing balance sheet Accounts payable and accruals	(1,025,304)
Pro forma Adjustment to remove accounts payable and accrued expenses not assumed	$(637,706)

(4)	The pro forma adjustment to “Convertible notes payable” is to record the face value of the Vayu Note and the GAC Note issued by BrooQLy as purchase price consideration.

(5)

The pro forma adjustment to “Government notes payable, long term portion” is to remove an Economic Injury Disaster Loan with a face value of $65,000 received by Vayu in June 2020 that was not assumed by BrooQLy in the Asset Purchases.

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(6)	The pro forma adjustments to “Invested equity” is to eliminate the equity and accumulated deficits of the Acquired Entities.

Adjustments to the pro forma combined statement of operations

(1)

The pro forma adjustments to weighted average common shares reflects shares issued upon the automatic conversion of the Vayu Note and the GAC Note, each of which converts automatically into shares of BrooQLy’s Class B Common Stock, at a conversion price of $0.95 per share, when BrooQLy files an amendment to its Articles of Incorporation to create a Class B Common Stock. On May 14, 2025, BrooQLy filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation to increase its authorized capital to an aggregate of Six Hundred Million (600,000,000) shares, consisting of Three Hundred Twenty-five Million (325,000,000) shares of Common Stock, $0.0001 par value per share; Fifty Million (50,000,000) shares of Class B Common Stock, $0.0001 par value per share; and Two Hundred Twenty-five Million (225,000,000) shares of Preferred Stock, par value $0.0001 per share. For purposes of these pro forma combined statements of operations, BrooQLy is assumed to have created a Class B Common Stock resulting in conversion of the notes on the first day of the period presented, such that the shares of Class B Common Stock were outstanding for the entire period presented.

	Vayu Note	GAC Note	Total
Convertible note payable face value	$2,974,167	$11,631,754	$-
Conversion price	$0.95	$0.95	$0.95
Class B common share equivalent	3,130,702	12,243,952	15,374,654

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